EXHIBIT 99.1
FOR RELEASE 6:00 AM ET, January 27, 2022

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FOURTH QUARTER 2021 EPS OF $0.95 ON CONTINUED LOAN GROWTH AND RECORD NET INTEREST INCOME, TOTAL REVENUE AND NET INCOME

MOOREFIELD, WV – January 27, 2022 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported continued strong financial results for the fourth quarter of 2021, including growth in earnings, net interest income, revenue, and commercial and total loans to new record levels, while maintaining sustained asset quality strength and expense discipline.

The Company, which serves commercial and individual clients across West Virginia, the Washington metropolitan area, Virginia and Kentucky through Summit Community Bank, Inc., grew fourth quarter 2021 net income applicable to common shares to $12.4 million, or $0.95 per diluted share. Earnings increased 2.8 percent from $12.0 million, or $0.92 per diluted share, in the third quarter of 2021 and 20.5 percent from $10.3 million, or $0.79 per share, in the fourth quarter of 2020. For the year ended December 31, 2021, Summit grew earnings by 44.1 percent to $45.1 million, or $3.47 per share, from $31.3 million, or $2.41 per share in 2020.

“We believe we have some of the best bankers in the markets we serve, which has been key to our ability to accelerate organic loan growth through the fourth quarter and position us well with significant commercial new business pipelines heading into 2022,” said H. Charles Maddy, III, President and Chief Executive Officer. “We also continued to manage the balance sheet to maximize profitability while maintaining our low operating expense advantage relative to peers.”

Highlights for Q4 2021

•Total loans, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 6.4 percent, or 25.7 percent annualized, during the quarter and 20.9 percent during the year.

•Commercial loans excluding PPP lending increased 8.6 percent (34.4 percent annualized) during the quarter and 34.3 percent during 2021.

•Net interest income increased 2.8 percent from the linked quarter and 10.0 percent from the year-ago period, primarily due to loan growth and lower funding costs.

•Net interest margin (“NIM”) increased 2 basis points to 3.49 percent from the linked quarter, as yield on interest earning assets increased 3 basis points while the cost of funds increased 1 basis point. Summit remains strategically well positioned for a rising rate environment.

•Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments, grew 6.2 percent from the linked quarter and 11.7 percent from the year-ago quarter.

•Incurred $1.5 million provision for credit losses in the quarter compared to none in the linked quarter and $3.0 million in the year-ago quarter; period-end allowance for loan credit losses equaled $32.3 million, or 1.17 percent of total loans and 254.4 percent of nonperforming loans.

•Grew pre-tax, pre-provision earnings 10.5 percent from the linked quarter and 9.6 percent from the year-ago quarter.

•Achieved an efficiency ratio of 49.04 percent and annualized non-interest expense of 2.02 percent of average assets.

•Reduced property held for sale by 20.8 percent during the quarter and 36.8 percent from December 31, 2020.

•Reduced nonperforming assets (“NPAs”) to 0.63 percent of total assets, excluding restructured assets, down 4 basis points during the quarter and 53 basis points from December 31, 2020.

•Issued $75 million of growth capital through the private placement of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031.

Results from Operations

Net interest income grew to $28.8 million in the fourth quarter of 2021, an increase of 2.8 percent from the linked quarter and 10.0 percent from the prior-year fourth quarter. NIM for fourth quarter of 2021 was 3.49 percent compared to 3.47 percent for the linked quarter and 3.76 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.45 percent for the fourth quarter of 2021, 3.41 percent for the linked quarter and 3.70 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for fourth quarter 2021 was $6.0 million compared to $4.6 million for the linked quarter and $5.8 million for the comparable period of 2020. The Company recorded realized securities losses on debt securities of $109,000 and $68,000 in the fourth quarter and linked quarter of 2021, respectively, and gains of $912,000 in the year-ago quarter. In addition, we recognized a gain on equity investments of $202,000 in Q4 2021.

Mortgage origination revenue was $1.4 million in the fourth quarter of 2021, including an $879,000 increase in the fair value of mortgage servicing rights, compared to $742,000 for the linked quarter and $1.2 million for the year-ago period, including a positive $284,000 mortgage servicing rights fair value adjustment. Year-to-date, mortgage origination revenue grew to $4.0 million, increasing 42.9 percent from 2020.

Excluding gains and losses on debt securities and equity investments and mortgage servicing rights fair value adjustments, noninterest income was $5.0 million in fourth quarter 2021 compared to $4.6 million in the linked quarter and $4.6 million in the year-ago quarter.

Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments and mortgage servicing rights fair value adjustments, grew to $33.8 million, up 3.5 percent from $32.7 million in the linked quarter and 9.8 percent from $30.8 million in the year-ago quarter. Revenue, excluding gains and losses on debt securities and equity investments and mortgage servicing rights fair value adjustments, for the full year 2021, grew to $128.6 million, up 15.0 percent from 2020 and outpacing the 10.3 percent noninterest expense increase.

Total noninterest expense increased to $17.9 million in the fourth quarter of 2021, up 3.3 percent from $17.3 million in the linked quarter and 8.0 percent from $16.6 million for the prior-year fourth quarter, reflecting acquisition-related expenses primarily from Summit’s recently completed branch acquisitions, as well as ongoing operating costs for its December 2020 purchase of Kentucky’s WinFirst Bank.

Salary and benefit expenses of $9.0 million in the fourth quarter of 2021 increased from $8.7 million in the linked quarter, while acquisitions closed in December 2020 and July 2021 contributed to an increase from $8.3 million in the year-ago period.

Additionally, other significant factors contributing to the changes in total noninterest expense in the fourth quarter of 2021 were: equipment expense of $1.9 million compared to $1.9 million for the linked quarter and $1.5 million for the year-ago period, foreclosed properties expense of $403,000 compared to $370,000 in the linked quarter and $676,000 in the year-ago period, as well as other expenses of $3.3 million compared to $2.7 million for the linked quarter and $3.1 million in the year-ago period. The changes in these other expenses include:

•Fraud and robbery losses of $190,000 during Q4 2021 compared to $36,000 and $86,000 in the linked and year-ago quarters, respectively;
•Virginia franchise tax of $228,000 during Q4 2021 compared to $137,000 and $95,000 in the linked and year-ago quarters, respectively;
•Debit card processing expenses of $340,000 during Q4 2021 compared to $343,000 and $259,000 in the linked and year-ago quarters, respectively; and
•Internet banking expenses of $322,000 during Q4 2021 compared to $306,000 and $279,000 in the linked and year-ago quarters, respectively.

Summit’s efficiency ratio was 49.04 percent in the fourth quarter of 2021 compared to 49.53 percent in the linked quarter and 48.93 percent for the year-ago period. Non-interest expense was 2.02 percent of average assets in the fourth quarter of 2021, compared to 2.01 percent during the linked quarter and 2.22 percent in the year-ago period.

Balance Sheet

At December 31, 2021, total assets were $3.58 billion, an increase of $67.8 million, or 1.9 percent, during the fourth quarter and $470.3 million, or 15.1 percent since December 31, 2020.
Total loans net of unearned fees grew to $2.76 billion on December 31, 2021, increasing 8.1 percent during the fourth quarter and 14.5 percent year-to-date. Excluding PPP and mortgage warehouse lending, total loans grew to $2.52 billion on December 31, 2021, increasing 6.4 percent during the fourth quarter and 20.9 percent year-to-date.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) and excluding PPP lending, grew to $1.7 billion on December 31, 2021, increasing 8.6 percent during the fourth quarter and 34.3 percent year-to-date. Residential real estate and consumer lending totaled $567.9 million on December 31, 2021, down 0.5 percent during the fourth quarter and 7.7 percent year-to-date.

PPP balances paid down to $12.8 million on December 31, 2021 from a peak of $98.5 million on September 30, 2020. Mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, were $227.9 million on December 31, 2021 compared to a peak of $252.5 million on June 30, 2020.

As Summit deployed excess liquidity to enhance profitability and fund continued loan growth, it lowered total deposits to $2.94 billion on December 31, 2021, down 0.4 percent during the fourth quarter. Total deposits grew 13.4 percent year-to-date. Core deposits decreased to $2.85 billion on December 31, 2021 compared to the linked quarter, decreasing 0.4 percent during the fourth quarter and grew 15.9 percent year-to-date.

Total shareholders’ equity was $327.5 million as of December 31, 2021 compared to $323.3 million at September 30, 2021 and $281.6 million at December 31, 2020. During the fourth quarter of 2021, Summit raised $75 million of growth capital through the private placement of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031.

Tangible book value per common share increased to $19.54 as of December 31, 2021 compared to $18.83 at September 30, 2021 and $17.50 at December 31, 2020. Summit had 12,743,125 outstanding common shares at the end of the fourth quarter of 2021 compared to 12,976,693 at the end of the linked quarter and 12,942,004 at year-end 2020.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the fourth quarter of 2021, 248,244 shares of Summit’s common stock were repurchased under the Plan at an average price of $26.95 per share.

Asset Quality

Net loan charge-offs (“NCOs”) were $193,000, or 0.03 percent of average loans annualized, in the fourth quarter of 2021. NCOs of $370,000 represented 0.06 percent of average loans annualized in the linked quarter, and $239,000 or 0.04 percent of average loans annualized for fourth quarter 2020.

Summit recorded $1.5 million provision for credit losses in the fourth quarter of 2021, reflecting reserve build to support our substantial growth in both loans and unfunded loan commitments, partially offset by reserve reductions due to improving forecasted economic factors. The provision for credit losses was zero and $3.0 million for the linked and year-ago quarters, respectively.

Summit’s allowance for loan credit losses and allowance for credit losses on unfunded loan commitments were $32.3 million and $7.28 million, respectively, as of December 31, 2021, compared to $32.4 million and $5.86 million, respectively, at the end of the linked quarter. The allowance for loan credit losses declined just slightly in Q4 2021 as the impact of improving forecasted economic factors served to offset fully the additional provisions for credit losses resulting from the significant volumes of new loans. The allowance for credit losses on unfunded loan commitments increased $1.42 million during the most recent quarter, principally as result of the recent strong volumes of construction loan commitments having a higher historical loss ratio than do our other loans as a whole.

The allowance for loan credit losses stood at 1.17 percent of total loans at year-end 2021 compared to1.27 percent at September 30, 2021 and 1.34 percent at December 31, 2020.

As of December 31, 2021, NPAs consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $22.6 million, or 0.63 percent of assets, compared to $23.6 million, or 0.67 percent of assets at the linked quarter-end and $35.9 million, or 1.16 percent of assets at the end 2020. During January 2022, we closed on the sale of a foreclosed residential land development project carried on the balance sheet at $2.00 million in property held for sale at year-end 2021 and realized a gain of $201,000 as a result of the sale.

About the Company

Summit Financial Group, Inc. is the $3.58 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummit.Bank, and 45 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2021 vs Q4 2020
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2021	12/31/2020	Change
Statements of Income
Interest income
Loans, including fees	$28,979	$27,897	3.9%
Securities	2,763	2,228	24.0%
Other	75	51	47.1%
Total interest income	31,817	30,176	5.4%
Interest expense
Deposits	1,718	2,956	-41.9%
Borrowings	1,267	1,014	25.0%
Total interest expense	2,985	3,970	-24.8%

Net interest income	28,832	26,206	10.0%
Provision for credit losses	1,500	3,000	n/m
Net interest income after provision for credit losses	27,332	23,206	17.8%

Noninterest income
Trust and wealth management fees	847	626	35.3%
Mortgage origination revenue	1,361	1,163	17.0%
Service charges on deposit accounts	1,501	1,305	15.0%
Bank card revenue	1,528	1,237	23.5%
Gains on equity investments	202	—	n/a
Realized gains/(losses) on debt securities, net	(109)	912	-112.0%
Bank owned life insurance and annuity income	293	233	25.8%
Other income	330	301	9.6%
Total noninterest income	5,953	5,777	3.0%
Noninterest expense
Salaries and employee benefits	8,977	8,250	8.8%
Net occupancy expense	1,265	1,046	20.9%
Equipment expense	1,902	1,502	26.6%
Professional fees	438	370	18.4%
Advertising and public relations	216	207	4.3%
Amortization of intangibles	387	409	-5.4%
FDIC premiums	330	261	26.4%
Bank card expense	703	573	22.7%
Foreclosed properties expense, net	403	676	-40.4%
Acquisition-related expenses	57	218	-73.9%
Other expenses	3,250	3,094	5.0%
Total noninterest expense	17,928	16,606	8.0%
Income before income taxes	15,357	12,377	24.1%
Income tax expense	2,777	2,126	30.6%
Net income	12,580	10,251	22.7%
Preferred stock dividends	225	—	n/a

Net income applicable to common shares	$12,355	$10,251	20.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2021 vs Q4 2020

	For the Quarter Ended		Percent
	12/31/2021	12/31/2020	Change
Per Share Data
Earnings per common share
Basic	$0.96	$0.79	21.5%
Diluted	$0.95	$0.79	20.3%

Cash dividends per common share	$0.18	$0.17	5.9%
Common stock dividend payout ratio	18.3%	21.5%	-15.1%

Average common shares outstanding
Basic	12,916,555	12,932,768	-0.1%
Diluted	12,976,181	12,980,041	—%

Common shares outstanding at period end	12,743,125	12,942,004	-1.5%

Performance Ratios
Return on average equity	15.48%	14.90%	3.9%
Return on average tangible equity (C)	19.72%	18.70%	5.5%
Return on average tangible common equity (D)	20.91%	18.70%	11.8%
Return on average assets	1.42%	1.37%	3.6%
Net interest margin (A)	3.49%	3.76%	-7.2%
Efficiency ratio (B)	49.04%	48.93%	0.2%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2021 vs 2020
	For the Year Ended		Percent
Dollars in thousands	12/31/2021	12/31/2020	Change
Statements of Income
Interest income
Loans, including fees	$112,630	$105,564	6.7%
Securities	9,470	9,173	3.2%
Other	316	266	18.8%
Total interest income	122,416	115,003	6.4%
Interest expense
Deposits	8,182	16,044	-49.0%
Borrowings	4,302	3,477	23.7%
Total interest expense	12,484	19,521	-36.0%

Net interest income	109,932	95,482	15.1%
Provision for credit losses	4,000	14,500	n/m
Net interest income after provision for credit losses	105,932	80,982	30.8%

Noninterest income
Trust and wealth management fees	2,886	2,495	15.7%
Mortgage origination revenue	3,999	2,799	42.9%
Service charges on deposit accounts	5,032	4,588	9.7%
Bank card revenue	5,896	4,494	31.2%
Gains on equity investments	202	—	n/a
Realized gains on debt securities, net	425	3,472	-87.8%
Bank owned life insurance income and annuity income	1,026	1,567	-34.5%
Other income	742	668	11.1%
Total noninterest income	20,208	20,083	0.6%
Noninterest expense
Salaries and employee benefits	34,386	32,211	6.8%
Net occupancy expense	4,824	3,963	21.7%
Equipment expense	6,990	5,765	21.2%
Professional fees	1,578	1,538	2.6%
Advertising and public relations	697	596	16.9%
Amortization of intangibles	1,563	1,659	-5.8%
FDIC premiums	1,449	856	69.3%
Bank card expense	2,668	2,225	19.9%
Foreclosed properties expense, net	1,745	2,490	-29.9%
Acquisition-related expenses	1,224	1,671	-26.8%
Other expenses	11,615	9,337	24.4%
Total noninterest expense	68,739	62,311	10.3%
Income before income taxes	57,401	38,754	48.1%
Income tax expense	11,663	7,428	57.0%
Net income	45,738	31,326	46.0%
Preferred stock dividends	589	—	n/a

Net income applicable to common shares	$45,149	$31,326	44.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2021 vs 2020

	For the Year Ended		Percent
	12/31/2021	12/31/2020	Change
Per Share Data
Earnings per common share
Basic	$3.49	$2.42	44.2%
Diluted	$3.47	$2.41	44.0%

Cash dividends per common share	$0.70	$0.68	2.9%
Common stock dividend payout ratio	19.9%	28.2%	-29.6%

Average common shares outstanding
Basic	12,943,883	12,935,430	0.1%
Diluted	13,003,428	12,975,385	0.2%

Common shares outstanding at period end	12,743,125	12,942,004	-1.5%

Performance Ratios
Return on average equity	14.76%	11.80%	25.1%
Return on average tangible equity (C)	18.71%	14.73%	27.0%
Return on average tangible common equity (D)	19.51%	14.73%	32.5%
Return on average assets	1.36%	1.13%	20.4%
Net interest margin (A)	3.54%	3.71%	-4.6%
Efficiency ratio (B)	49.22%	50.00%	-1.6%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Statements of Income
Interest income
Loans, including fees	$28,979	$28,416	$27,697	$27,538	$27,897
Securities	2,763	2,348	2,202	2,157	2,228
Other	75	118	56	67	51
Total interest income	31,817	30,882	29,955	29,762	30,176
Interest expense
Deposits	1,718	1,832	2,136	2,496	2,956
Borrowings	1,267	1,013	1,008	1,014	1,014
Total interest expense	2,985	2,845	3,144	3,510	3,970

Net interest income	28,832	28,037	26,811	26,252	26,206
Provision for credit losses	1,500	—	1,000	1,500	3,000
Net interest income after provision for credit losses	27,332	28,037	25,811	24,752	23,206

Noninterest income
Trust and wealth management fees	847	718	683	638	626
Mortgage origination revenue	1,361	742	898	998	1,163
Service charges on deposit accounts	1,501	1,338	1,093	1,100	1,305
Bank card revenue	1,528	1,509	1,519	1,341	1,237
Gains on equity investments	202	—	—	—	—
Realized gains/(losses) on debt securities, net	(109)	(68)	127	476	912
Bank owned life insurance and annuity income	293	160	275	298	233
Other income	330	168	120	123	301
Total noninterest income	5,953	4,567	4,715	4,974	5,777
Noninterest expense
Salaries and employee benefits	8,977	8,745	8,230	8,435	8,250
Net occupancy expense	1,265	1,254	1,131	1,174	1,046
Equipment expense	1,902	1,908	1,598	1,581	1,502
Professional fees	438	374	428	338	370
Advertising and public relations	216	254	138	90	207
Amortization of intangibles	387	390	382	405	409
FDIC premiums	330	354	488	277	261
Bank card expense	703	705	685	573	573
Foreclosed properties expense, net	403	370	746	227	676
Acquisition-related expenses	57	273	454	440	218
Other expenses	3,250	2,716	2,756	2,893	3,094
Total noninterest expense	17,928	17,343	17,036	16,433	16,606
Income before income taxes	15,357	15,261	13,490	13,293	12,377
Income tax expense	2,777	3,023	2,930	2,933	2,126
Net income	12,580	12,238	10,560	10,360	10,251
Preferred stock dividends	225	225	139	—	—

Net income applicable to common shares	$12,355	$12,013	$10,421	$10,360	$10,251

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Per Share Data
Earnings per common share
Basic	$0.96	$0.93	$0.80	$0.80	$0.79
Diluted	$0.95	$0.92	$0.80	$0.80	$0.79

Cash dividends per common share	$0.18	$0.18	$0.17	$0.17	$0.17
Common stock dividend payout ratio	18.5%	19.1%	21.2%	20.6%	21.5%

Average common shares outstanding
Basic	12,916,555	12,964,575	12,952,357	12,942,099	12,932,768
Diluted	12,976,181	13,018,672	13,013,714	13,002,062	12,980,041

Common shares outstanding at period end	12,743,125	12,976,693	12,963,057	12,950,714	12,942,004

Performance Ratios
Return on average equity	15.48%	15.30%	13.67%	14.51%	14.90%
Return on average tangible equity (C)	19.72%	19.51%	17.03%	18.49%	18.70%
Return on average tangible common equity (D)	20.91%	20.71%	17.59%	18.49%	18.70%
Return on average assets	1.42%	1.42%	1.29%	1.31%	1.37%
Net interest margin (A)	3.49%	3.47%	3.55%	3.65%	3.76%
Efficiency ratio (B)	49.04%	49.53%	48.82%	49.50%	48.93%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

Assets
Cash and due from banks	$21,006	$21,247	$18,707	$20,732	$19,522
Interest bearing deposits other banks	57,452	189,862	176,282	155,865	80,265
Debt securities, available for sale	401,103	424,741	345,742	311,384	286,127
Debt securities, held to maturity	98,060	98,528	98,995	99,457	99,914
Equity investments	20,202	—	—	—	—
Other investments	11,304	10,649	10,661	10,776	14,185
Loans, net	2,729,093	2,521,704	2,395,885	2,418,029	2,379,907
Property held for sale	9,858	12,450	13,170	13,918	15,588
Premises and equipment, net	56,371	56,818	53,104	53,289	52,537
Goodwill and other intangible assets	63,590	63,977	53,858	54,239	55,123
Cash surrender value of life insurance policies and annuities	60,613	60,241	60,087	59,740	59,438
Other assets	48,067	48,734	46,042	50,706	43,778
Total assets	$3,576,719	$3,508,951	$3,272,533	$3,248,135	$3,106,384

Liabilities and Shareholders' Equity
Deposits	$2,943,089	$2,955,940	$2,729,205	$2,725,010	$2,595,651
Short-term borrowings	140,146	140,146	140,146	140,145	140,146
Long-term borrowings and subordinated debentures	123,159	49,739	49,710	49,681	49,652
Other liabilities	42,852	39,837	38,265	39,854	39,355
Shareholders' equity - preferred	14,920	14,920	14,920	—	—
Shareholders' equity - common	312,553	308,369	300,287	293,445	281,580
Total liabilities and shareholders' equity	$3,576,719	$3,508,951	$3,272,533	$3,248,135	$3,106,384

Book value per common share	$24.53	$23.76	$23.16	$22.66	$21.76
Tangible book value per common share (A)	$19.54	$18.83	$19.01	$18.47	$17.50
Tangible common equity to tangible assets (B)	7.1%	7.1%	7.7%	7.5%	7.4%

NOTES

(A) - Tangible book value per share = (Common shareholders' equity - Intangible assets) / Common shares outstanding.
(B) - Tangible common equity to tangible assets = (Common shareholder's equity - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.4%	9.0%	9.6%	9.3%	9.3%
Tier 1 Risk-based Capital	9.5%	10.2%	10.9%	10.1%	10.0%
Total Risk Based Capital	13.8%	12.1%	13.0%	12.1%	12.1%
Tier 1 Leverage	8.3%	8.4%	8.9%	8.5%	8.6%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.9%	11.2%	11.9%	11.1%	11.1%
Tier 1 Risk-based Capital	11.9%	11.2%	11.9%	11.1%	11.1%
Total Risk Based Capital	12.8%	12.1%	12.9%	12.0%	12.0%
Tier 1 Leverage	10.4%	9.2%	9.7%	9.3%	9.5%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

Commercial	$365,301	$317,855	$326,468	$348,022	$306,885
Mortgage warehouse lines	227,869	161,628	105,288	187,995	251,810
Commercial real estate
Owner occupied	484,708	439,202	392,164	358,200	351,860
Non-owner occupied	866,031	835,071	784,415	735,594	685,565
Construction and development
Land and development	100,805	99,718	102,670	106,312	107,342
Construction	146,038	127,432	140,788	126,011	91,100
Residential real estate
Conventional	384,794	394,889	398,239	411,103	425,519
Jumbo	79,108	71,977	71,694	65,851	74,185
Home equity	72,112	71,496	72,956	77,684	81,588
Consumer	31,923	32,284	32,732	32,924	33,906
Other	2,702	2,558	2,356	2,375	2,393
Total loans, net of unearned fees	2,761,391	2,554,110	2,429,770	2,452,071	2,412,153
Less allowance for credit losses	32,298	32,406	33,885	34,042	32,246
Loans, net	$2,729,093	$2,521,704	$2,395,885	$2,418,029	$2,379,907

Unfunded loan commitments	$688,493	$627,461	$535,587	$556,910	$534,256

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Core deposits
Non interest bearing checking	$568,986	$575,542	$503,097	$505,264	$440,819
Interest bearing checking	1,127,298	1,121,028	1,005,725	988,204	934,185
Savings	698,156	693,686	677,000	656,514	621,168
Time deposits	451,713	467,024	441,139	456,431	460,443
Total core deposits	2,846,153	2,857,280	2,626,961	2,606,413	2,456,615

Brokered deposits	14,677	14,671	23,521	39,125	55,454
Other non-core time deposits	82,259	83,989	78,723	79,472	83,582
Total deposits	$2,943,089	$2,955,940	$2,729,205	$2,725,010	$2,595,651

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

Gross loan charge-offs	$282	$528	$343	$354	$434
Gross loan recoveries	(89)	(158)	(141)	(165)	(195)
Net loan charge-offs	$193	$370	$202	$189	$239

Net loan charge-offs to average loans (annualized)	0.03%	0.06%	0.03%	0.03%	0.04%

Allowance for loan credit losses	$32,298	$32,406	$33,885	$34,042	$32,246
Allowance for loan credit losses as a percentage of period end loans	1.17%	1.27%	1.39%	1.39%	1.34%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$7,275	$5,860	$4,660	$3,705	$4,190
Allowance for credit losses on ULC as a percentage of period end ULC	1.06%	0.93%	0.87%	0.67%	0.78%

Nonperforming assets:
Nonperforming loans
Commercial	$740	$459	$968	$848	$525
Commercial real estate	4,603	4,643	14,430	17,137	14,237
Residential construction and development	1,560	448	621	626	235
Residential real estate	5,772	5,514	6,800	6,667	5,264
Consumer	21	48	38	54	74
Total nonperforming loans	12,696	11,112	22,857	25,332	20,335
Foreclosed properties
Commercial real estate	1,389	2,192	2,281	2,281	2,581
Commercial construction and development	2,332	2,925	3,146	3,884	4,154
Residential construction and development	5,561	6,712	6,859	7,129	7,791
Residential real estate	576	621	884	624	1,062
Total foreclosed properties	9,858	12,450	13,170	13,918	15,588
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$22,554	$23,562	$36,027	$39,250	$35,923

Nonperforming loans to period end loans	0.46%	0.44%	0.94%	1.03%	0.84%
Nonperforming assets to period end assets	0.63%	0.67%	1.10%	1.21%	1.16%

Troubled debt restructurings
Performing	$18,887	$20,535	$20,799	$20,462	$21,375
Nonperforming	2,039	1,141	1,235	3,828	3,127
Total troubled debt restructurings	$20,926	$21,676	$22,034	$24,290	$24,502

Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

Commercial	$751	$304	$414	$335	$1
Commercial real estate	683	281	733	508	274
Construction and development	45	1,215	1,911	330	47
Residential real estate	3,552	2,643	3,594	2,146	4,405
Consumer	190	193	404	96	233
Other	22	1	—	3	5
Total	$5,243	$4,637	$7,056	$3,418	$4,965

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2021 vs Q3 2021 vs Q4 2020 (unaudited)
	Q4 2021			Q3 2021			Q4 2020
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,640,975	$28,916	4.34%	$2,495,880	$28,340	4.50%	$2,292,797	$27,774	4.82%
Tax-exempt (2)	6,888	81	4.67%	7,871	96	4.84%	13,062	156	4.75%
Securities
Taxable	349,541	1,806	2.05%	315,082	1,432	1.80%	258,594	1,341	2.06%
Tax-exempt (2)	177,757	1,212	2.71%	166,285	1,159	2.77%	147,979	1,122	3.02%
Interest bearing deposits other banks and Federal funds sold	132,471	75	0.22%	248,315	118	0.19%	87,151	51	0.23%
Total interest earning assets	3,307,632	32,090	3.85%	3,233,433	31,145	3.82%	2,799,583	30,444	4.33%

Noninterest earning assets
Cash & due from banks	21,037			20,077			16,846
Premises & equipment	56,566			55,908			52,688
Other assets	190,445			175,975			157,436
Allowance for credit losses	(32,691)			(33,911)			(30,778)
Total assets	$3,542,989			$3,451,482			$2,995,775

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,128,637	$319	0.11%	$1,092,392	$325	0.12%	$895,325	$357	0.16%
Savings deposits	692,893	590	0.34%	691,411	602	0.35%	607,481	716	0.47%
Time deposits	560,140	809	0.57%	571,445	905	0.63%	566,917	1,883	1.32%
Short-term borrowings	140,146	365	1.03%	140,146	470	1.33%	140,243	467	1.32%
Long-term borrowings and subordinated debentures	86,509	902	4.14%	49,724	543	4.33%	49,637	547	4.38%
Total interest bearing liabilities	2,608,325	2,985	0.45%	2,545,118	2,845	0.44%	2,259,603	3,970	0.70%

Noninterest bearing liabilities
Demand deposits	568,764			547,627			426,441
Other liabilities	40,905			38,789			34,558
Total liabilities	3,217,994			3,131,534			2,720,602

Shareholders' equity - preferred	14,920			14,920			—
Shareholders' equity - common	310,075			305,028			275,173
Total liabilities and shareholders' equity	$3,542,989			$3,451,482			$2,995,775

NET INTEREST EARNINGS		$29,105			$28,300			$26,474

NET INTEREST MARGIN			3.49%			3.47%			3.76%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $273,000, $263,000 and $268,000 for Q4 2021, Q3 2021 and Q4 2020, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2021 vs YTD 2020 (unaudited)
	YTD 2021			YTD 2020
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,487,885	$112,269	4.51%	$2,150,294	$104,986	4.88%
Tax-exempt (2)	9,681	458	4.73%	15,352	732	4.77%
Securities
Taxable	301,446	5,883	1.95%	256,893	5,996	2.33%
Tax-exempt (2)	159,266	4,541	2.85%	122,386	4,020	3.28%
Interest bearing deposits other banks and Federal funds sold	175,615	315	0.18%	56,399	266	0.47%
Total interest earning assets	3,133,893	123,466	3.94%	2,601,324	116,000	4.46%

Noninterest earning assets
Cash & due from banks	19,582			16,139
Premises & equipment	54,762			50,418
Other assets	178,535			143,284
Allowance for loan losses	(33,491)			(26,915)
Total assets	$3,353,281			$2,784,250

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,044,817	$1,408	0.13%	$789,064	$2,187	0.28%
Savings deposits	673,259	2,471	0.37%	539,625	4,178	0.77%
Time deposits	569,420	4,302	0.76%	598,085	9,679	1.62%
Short-term borrowings	140,146	1,768	1.26%	130,411	2,330	1.79%
Long-term borrowings and subordinated debentures	58,974	2,535	4.30%	28,396	1,147	4.04%
Total interest bearing liabilities	2,486,616	12,484	0.50%	2,085,581	19,521	0.94%

Noninterest bearing liabilities
Demand deposits	518,311			401,502
Other liabilities	38,545			31,712
Total liabilities	3,043,472			2,518,795

Shareholders' equity - preferred	10,327			—
Shareholders' equity - common	299,482			265,455
Total liabilities and shareholders' equity	$3,353,281			$2,784,250

NET INTEREST EARNINGS		$110,982			$96,479

NET INTEREST MARGIN			3.54%			3.71%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $1,050,000 and $997,000 for the YTD 2021 and YTD 2020, respectively.